UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2014

COLUMBIA LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-10352	59-2758596
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Liberty Square Fourth Floor Boston, Massachusetts	02109
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 639-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the 2014 Annual Meeting of Stockholders of Columbia Laboratories, Inc. (the “Company”), held on May 8, 2014, three proposals were submitted to and approved by the stockholders. The proposals are described in detail in the Company’s Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on March 31, 2014. The final results for the votes regarding each proposal are set forth below.

1. Stockholders elected seven directors to the Company’s Board of Directors to hold office for a one-year term until the annual meeting of stockholders in 2015 and until their successors are elected and qualified. The votes regarding this proposal were as follows:

	For	Withheld	Abstained	Broker Non-Votes
Valerie L. Andrews	2,956,867	421,625	0	5,793,542

Frank Armstrong	3,109,742	268,750	0	5,793,542

Frank C. Condella Jr.	3,042,515	335,977	0	5,793,542

Cristina Csimma	3,083,307	295,185	0	5,793,542

Donald H. Hunter	3,083,950	294,542	0	5,793,542

Steven G. Kasnet	2,467,127	911,365	0	5,793,542

Nikin Patel	3,113,311	265,181	0	5,793,542

2. Stockholders ratified the selection of BDO USA, LLP as independent registered public accounting firm for the fiscal year ending December 31, 2014. The votes regarding this proposal were as follows:

For	Against	Abstained	Broker Non-Votes
8,958,474	145,238	68,322	0

3. Stockholders approved in a non-binding advisory vote, the compensation paid to the Company’s named executive officers. The votes regarding this proposal were as follows:

For	Against	Abstained	Broker Non-Votes
3,092,025	247,628	38,838	5,793,543

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBIA LABORATORIES, INC.

By:	/s/ Jonathan Lloyd Jones
Name:	Jonathan Lloyd Jones
Title:	Vice President & Chief Financial
Officer

Date: May 8, 2013